EXHIBIT NO.10b(18)
                               September 27, 1994



Mr. Glenn E. Harder
106 West Ruelle
Mandeville, Louisiana 70448

Dear Glenn:

         It is a pleasure to offer you employment as Senior Vice President, Financial Services, effective October 17, 1994 (or as soon thereafter as you may arrange), upon the terms and conditions set forth in the attachments to this letter.

         As discussed, it is expected that you will be promoted to Executive Vice President and assume full duties of the Chief Financial Officer no later than August 1, 1995. Of course this promotion will be subject to approval by the Board of Directors as are the elections of all corporate officers. It is my hope that you will accept, and I look forward with anticipation and pleasure to working closely with you in the leadership of Carolina Power & Light Company.

                                                     Sincerely,

                                                     /S/ Charles D. Barham, Jr.
                                                     ---------------------------
                                                     Charles D. Barham, Jr.


CDBjr:kd
Attachments

ACCEPTED:



 /S/  9-27-94
--------------------

                          EMPLOYMENT OFFER Attachment 1

                                 GLENN E. HARDER


POSITION:                     Senior Vice President, Financial Services

SALARY:                       $200,000   annually   -  subject   to  review  and
                              adjustment on an annual basis.

MANAGEMENT INCENTIVE          Annual  target award of 30% of annual base salary.
COMPENSATION                  The  award  for plan  year 1995 will be paid on or
PROGRAM:                      before March 15, 1996.

CASH PAYMENT                  $60,000  out  of  base  payment  (less  taxes)  in
WITH DEFERRAL                 October  1994 with the option to defer  $20,000 of
OPTION:                       the  $60,000  under  the Key  Management  Deferred
                              Compensation   Plan.   This  plan   will   provide
                              retirement  income  of  $47,800  per  year  for 15
                              years, age 65-80, with reduced guaranteed payments
                              pursuant to schedule  if death  occurs  before age
                              65.  If   certain   age  and   length  of  service
                              provisions are not met, the plan contribution will be paid out over a 60 month period following termination at a reduced interest rate.

LONG-TERM INCENTIVE PLAN:     Performance  award,  as determined by the Board of
                              Directors, up to a maximum of 40% of base salary, as described on attached summary. Your award under this plan for the year 1994 will be prorated based on employment date.

SUPPLEMENTAL EXECUTIVE        An accrued  retirement benefit program designed to
RETIREMENT PLAN:              yield 62% of a  participant's  highest three years
                              annual salary at age 65, as described on attached summary. Upon employment, you shall be credited with 3 years service so that you will become fully vested in the plan after two years.

EXECUTIVE PERMANENT LIFE      A  permanent  life  insurance  plan  with a target
INSURANCE PROGRAM:            benefit  of three  (3) times  projected  salary as
                              described on attached summary.

RELOCATION:                   To  be  provided  as  described  on  the  attached
                              Relocation Program Summary which includes 1 1/2 months salary for miscellaneous expenses.

TEMPORARY LIVING EXPENSES:    In  addition  to  the  30  days  provided  by  the
                              Relocation Program, you will be reimbursed through 01/31/95, or until family relocation, whichever occurs first.

STOCK PURCHASE SAVINGS PLAN:  Provides  for  $0.50  match  per  dollar up to six percent (6%) of base salary. Additional contributions are possible of another $0.50 based upon meeting company performance goals.

DISABILITY INCOME:            Coverage  under plan  provides  for 60% of salary,
                              (or 70% of base  salary  including  Family  Social
                              Security benefits).

AUTOMOBILE:                   Full-size company car with cellular phone.

HOLIDAYS:                     Current company policy is 10 days.

BENEFITS:                     Coverage  under the  company's  existing  benefits
                              programs  through  December 1994.  Choice Benefits
                              program  to  be   implemented   in  January   1995
                              including increased options for medical, dental, dependent life, and disability insurance.

VACATION:                     Four weeks per year.

LUNCHEON AND                  Capital City Club initiation fee and dues paid by
SUPPER CLUB:                  Company.

ANNUAL PHYSICAL:              Provided by physician of employee's choice.


FINANCIAL PLANNING:           Provides  financial  planning and tax preparation.
                              These services are provided by Deloitte & Touche, however, you may select other approved providers for all or part of these services.



                         CAROLINA POWER & LIGHT COMPANY

                                     SUMMARY
                           Executive Benefit Programs


LONG-TERM COMPENSATION PLAN: This plan provides for the annual award of performance shares equal in value to the market price of the Company's common stock at the time f the granting of the award, earned over a three-year period. It has two possible types of awards: (1) a discretionary award for a pool based upon a fraction of Company net earnings-which can recognize individual contributions and need not be dependent on overall corporate performance; and,
(2) an annual award opportunity (maximum 40% of base salary) which may consider both individual achievement and overall corporate performance. Both of these awards are determined by the Board Committee on Personnel, Executive Development and Compensation.

EXECUTIVE PERMANENT LIFE INSURANCE PROGRAM: This program allows the eligible executive to participate in a split-dollar arrangement designed to replace the Company's current group term life insurance coverage in excess of $50,000 with permanent life insurance. The target benefit under this program is based on three (3) times projected salary assuming a salary growth of 6% (not to exceed $1,200,000).

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP): Executives eligible to participate in the SERP accrue retirement benefits, when taken in conjunction with benefits payable under the Company's Supplemental Retirement Plan and Social Security entitlement, designed to provided income at age 65 equal to 4% a year subject to a maximum of 62% of the three (3) highest years of annual salary. Salary includes cash awards made under the annual Management Incentive Compensation Program and amounts of compensation deferred under any deferred compensation plan, but excludes any non-cash items required to be included in IRS Form W-2.



====================================================================================================================================
    RELOCATION PROGRAM SUMMARY EFFECTIVE OCTOBER 1, 1992

                  DESCRIPTION                                  PAYMENT                    HOMEOWNERS            NON-HOMEOWNERS
------------------------------------------------------------------------------------------------------------------------------------

Lump   sum   for   unreimbursed    miscellaneous  1 1/2 months salary                        X                       X
expenses    such    as    duplicate     housing,  ($3,000 minimum)
lease-breaking  penalties,  utility  connections,
licensing fees, drapes, child care, etc.
------------------------------------------------------------------------------------------------------------------------------------
2    advance    visits    (total   4    nights);  Reimbursed on expense account              X                       X
transportation,  lodging  and meals  for  family
move to new location.
------------------------------------------------------------------------------------------------------------------------------------
Temporary  living  expenses  for employee at new  Reimbursed on expense account              X                       X
location   before  family  move  for  up  to  30
consecutive calendar days
------------------------------------------------------------------------------------------------------------------------------------
Living  expenses  for  family  for  up to 5 days  Reimbursed on expense account              X                       X
while goods are in transit
------------------------------------------------------------------------------------------------------------------------------------
Marketing assistance in selling old home          Billed to CP&L by Contractor               X
------------------------------------------------------------------------------------------------------------------------------------
SELLING OLD HOME
         Relocation   service  to  purchase  old                                             X
         home  at   appraised   value   (Certain
         properties  are not  eligible  for this  Billed to CP&L by contractor               OR
         service.)
                       OR                                        OR                          X
         Sale of home by  employee,  independent
         of the relocation service.               Reimbursed to 10% of sales price
------------------------------------------------------------------------------------------------------------------------------------
Bonus for  selling old home  including  assigned  2% of sales price                          X
sales to relocation  service that are within 98%
of appraised value
------------------------------------------------------------------------------------------------------------------------------------
Loss on Sale Protection                           90% of loss to $20,000                     X
------------------------------------------------------------------------------------------------------------------------------------
Closing costs on new home                         Reimbursed to 4% of purchase price         X
------------------------------------------------------------------------------------------------------------------------------------
Loan for  purchase  of a new home for  employees  up to 90% of equity in old home            X
who   have    initiated    relocation    service
homebuying.  (Relocation service funded)
------------------------------------------------------------------------------------------------------------------------------------
Loan  for   purchase  of  a  new  home  for  new  up to 50% of annual salary                 X
employees  who are  not  eligible  or  have  not
initiated  relocation  service  homebuying (CP&L
funded)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage rate differential                        Based on old & new mtg. rates              X
------------------------------------------------------------------------------------------------------------------------------------
Moving mobile home including  reimbursement  for  Reimbursed on expense account                                      X
towing,  unblocking and reblocking,  permits and
escorts, etc.
------------------------------------------------------------------------------------------------------------------------------------
Help in finding home in new location              Homefinding service from contractor        X                       X
------------------------------------------------------------------------------------------------------------------------------------
MOVING HOUSEHOLD GOODS
      Professional  packing,  transportation and
      delivery of household goods                 Billed to CP&L by contractor               X                       X
                       OR                                      OR                            OR                      OR
      Self-move of household goods including      Reimbursed on expense account              X                       X
      trailer or truck rental, boxes, packing
      material, etc.
------------------------------------------------------------------------------------------------------------------------------------
Spouse job-hunting assistance                     Up to $300 in expenses reimbursed          X                       X
------------------------------------------------------------------------------------------------------------------------------------